EXHIBIT 4.1
                                                                     -----------

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UPON RECEIPT BY TREMOR ENTERTAINMENT INC. (THE "COMPANY") OF AN OPINION OF COUNSEL ACCEPTABLE TO LEGAL COUNSEL FOR THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                      FORM OF COMMON STOCK PURCHASE WARRANT


                            TREMOR ENTERTAINMENT INC.


                              Expires [Date], 2005


No.:  W- [  ]                                         Number of Shares: [  ]
Date of Issuance:  [Date], 2002

     1. Issuance. In consideration of good and valuable consideration, as evidenced by that certain Promissory Note of even date herewith by and among the Holder and the Company (as such terms are defined herein), the receipt of which is hereby acknowledged by Tremor Entertainment Inc., a Nevada corporation having an address at 2621 W. Empire Avenue, Burbank CA 91504 (the "Company"), RAM Capital Management Trust, with its offices located at 23350 Water Circle, Boca Raton, FL 33486 or its registered assigns (the "Holder"), is hereby granted the right to purchase at any time until 5:00 P.M., Pacific Time, on [Date], 2005 (the "Expiration Date"), ( ) fully paid and non-assessable shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an exercise price of [$ ] per share (the "Exercise Price"), as may be adjusted pursuant to Section 4 hereof.

     2. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

     3. Exercise of Warrants. Subject to the provisions of Section 5 hereof, this Warrant shall be immediately exercisable as to the Warrant Shares, in whole or in part, upon payment of the Exercise Price to the Company for the portion of Warrant Shares for which this Warrant is being exercised, payable hereunder, (a) by delivering to the Company a certified or bank


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

cashier's check payable to the order of the Company or (b) if consented to by the Company in writing, by delivering to the Company properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, or (c) if consented to by the Company in writing, by a concurrent sale of a portion of the Warrant Shares to be acquired upon the exercise of this Option to the extent permitted upon delivery by the Holder of a properly executed notice, together with a copy of the Holder's irrevocable instructions to a broker acceptable to the Company to sell all or a portion of such Warrant Shares and deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price; provided, that, in connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms, or (d) by any combination of the foregoing. For purposes of the immediately preceding sentence, an exercise effected by the tender of Common Stock (or deemed to be effected by the tender of Common Stock) may only be consummated with Common Stock held by the Holder for a period of six (6) months. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the Warrant Shares being purchased, the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased.

     4. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

          (a) In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an exercise price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) If after the date on which the Warrants are first issued to the Holder, any capital reorganization or reclassification of the shares of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then,


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

as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in such event appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

          (c) Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

     5. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

     6. No Rights as Stockholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company prior to the actual receipt by the Company of the surrendered Warrant, the Notice of Exercise form and the payment of the aggregate Exercise Price. Upon the actual receipt by the Company of the surrendered Warrant, the Notice of Exercise form and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be, and be deemed to be, issued to such holder as the record owner of such shares as of the close of business on the later of the date of actual receipt of such surrendered Warrant and Notice of Exercise form or the date on which payment of the aggregate Exercise Price has been received by the Company.

     7.   Transfer to Comply with the Securities Act; Registration Rights.

          (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Securities Act"), or any state or other securities laws, and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the


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

Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be offered, sold, transferred, pledged, encumbered, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Securities Act relating to such security or an opinion, which shall be in form, scope and substance satisfactory to the Company, of counsel (who shall be satisfactory to the Company) that registration is not required under the Securities Act or under any applicable state or other securities laws.

          (b) Except as provided in Section 8 (c) below, upon exercise of this Warrant shall contain the following legend:

          THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS WARRANT OR THE SHARES OF COMMON STOCK MAY BE SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR TREMOR ENTERTAINMENT INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION FROM COUNSEL ACCEPTABLE TO LEGAL COUNSEL FOR THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

          (c) The restrictions imposed by this Section 8 upon the transfer of this Warrant or the Warrant Shares to be purchased upon exercise hereof shall terminate (i) when such securities shall have been resold pursuant to being effectively registered under the Securities Act, (ii) upon the Company's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Company, addressed to the Company to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws or (iii) upon the Company's receipt of other evidence reasonably satisfactory to the Company that such registration and qualification under state securities laws is not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Company (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Shares, new stock certificates) of like tenor not bearing the applicable legend required by paragraph (ii) above relating to the Securities Act and state securities laws.

     8.  No  Fractional   Shares  or  Scrip.  No  fractional   shares  or  scrip
representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company, at its sole option, shall either issue


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

a whole share in lieu of such fractional share or pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

          (a) If the Common Stock is listed on the New York or American Stock Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the current value shall be the reported last sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

          (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the last reported bid price reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this paragraph), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the addresses first above set forth or to such other address as any party may specify by notice given to the other party in accordance with this paragraph.

     10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder. This Warrant of even date herewith contains the full understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior and/or contemporaneous understandings, agreements or representations with respect to such subject


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

matter,   and  there  are  no   representations,   warranties,   agreements   or
understandings with respect to such subject matter other than expressly contained herein and therein.

     11. Governing Law; Interpretation. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to principles of conflicts or choice of law (or any other law that would make the laws of any state other than the State of California applicable hereto). This Warrant shall not be interpreted or construed with any presumption against the Company by virtue of the Company causing this Warrant to be drafted.

     12. Descriptive Headings. Descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning, construction or interpretation of any of the provisions hereof.


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     IN WITNESS  WHEREOF,  the Company has  executed  this Warrant as of [Date],
2002.

                                  TREMOR ENTERTAINMENT INC.


                                  By:
                                     -------------------------------------------
                                     Karen L. Benson
                                     Vice President - Finance and Administration


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

                          NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of January 9, 2002, to purchase __________ shares of the Common Stock, par value $.001 per share, of Tremor Entertainment Inc., a Nevada corporation, and tenders herewith payment of the Exercise Price for the shares in accordance with Section 3 of said Warrant.

     Please deliver the stock certificate to:___________________________________

                                             ___________________________________

                                             ___________________________________

Dated:______________________


                                             ___________________________________
                                             [Name]

                                             ___________________________________
                                             [Signature]


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